                                                              Exhibit 99(c)(ii)














JANUARY 19, 2000                                                    CONFIDENTIAL





MATERIALS PREPARED FOR DISCUSSION

PROJECT TRUST

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PROJECT TRUST


APPROACH TO THE ASSIGNMENT
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          METHODOLOGY                                  KEY ISSUES

-------------------------------       ------------------------------------------
Discounted Cash Flow Analysis         o Financial projections/sensitivities
                                      o Discount rate
                                      o Terminal value
-------------------------------       ------------------------------------------


-------------------------------       ------------------------------------------
Comparable Acquisition Analysis       o Appropriate comparables
                                      o Undisclosed information
                                         (eg: contract terms)
                                      o Historical perspective
-------------------------------       ------------------------------------------


-------------------------------       ------------------------------------------
Comparable Company Analysis           o Trust equity market valuation
                                      o Appropriate comparables:
                                          o  Size and market position
                                          o  Projected financial performance
                                          o  Geographic location
                                          o  Liquidity and capital structure
                                          o  Business profile
-------------------------------       ------------------------------------------


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PROJECT TRUST


TRANSACTION STATISTICS
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      (US$ IN MILLIONS, EXCEPT PER SHARE ITEMS)
      --------------------------------------------------------------------
      OFFER PRICE                                            $23.50
      --------------------------------------------------------------------

      Transaction Premiums:

         As of 01/18/00                      $17.00            38.2%

         Average 11/17/99 - 1/14/00           17.42            34.9%


      Prior to Offer on 09/20/99:

         One Day                             $19.25            22.1%

         One Month                            18.14            29.5%

         Six Months                           17.05            37.8%

         One Year                             15.17            54.9%


      Company Equity Value                                     $310

      Company Enterprise Value                                 $763

      --------------------------------------------------------------------



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FORECAST OVERVIEW
--------------------------------------------------------------------------------


      THREE CASES WERE ANALYZED:

      ------------------------------------------------------------------------

      I. ADJUSTED CASE:    Management's projection of cash flows for the
                           signed development projects with revised probability weights assigned to the portfolio of unsigned contracts. Also includes potential cash flows from the limited merchant electric power plant development at existing Trigen facilities.



      II. MANAGEMENT CASE: Management's projection of current
                           operational contracts and signed development contracts. No unsigned contracts are included.



      III. LIMITED
           DEVELOPMENT
           CASE: Management's projection of current operational contracts under a limited probability case for cash flows of signed backlogs.


      ------------------------------------------------------------------------
      NOTE:  All cases based on Trigen management forecasts.



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PROJECT TRUST


DCF ANALYSIS
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

(US$ IN MILLIONS)
-----------------------------------------------------------------------------------------
VALUATION METHODOLOGY         ENTERPRISE             AMV/1999E
                                 VALUE          --------------------        AMV/2000E
                            REFERENCE RANGE     EBITDA          EBIT         EBITDA
-----------------------------------------------------------------------------------------
  ENTERPRISE VALUE REFERENCE
  RANGE

    Adjusted Case               $742  - $843   11.3x - 12.9x  18.6x - 21.2x   7.1x - 8.1x

    Management                  $716  - $798   10.8x - 12.0x  17.7x - 19.7x   7.2x - 8.1x

    Limited Development         $630  - $703    9.5x - 10.6x  15.6x - 17.4x   6.0x - 6.6x

  -----------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
NOTE: All cases based on Trigen management forecasts. Multiples relative to Adjusted Case financial projections based on discount rates of 8.5% - 9.0% and terminal value EBITDA multiples of 8.0x - 9.0x. Adjusted Case includes Merchant Power project with applied equity discount rates of 14.0% - 15.0% and terminal value EBITDA multiples of 6.5x - 7.0x.


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PROJECT TRUST


COMPARABLE ACQUISITIONS ANALYSIS
--------------------------------------------------------------------------------


 (US$ IN MILLIONS)
 -----------------------------------------------------------------------------------------------------
                                                                                      ENTERPRISE VALUE
                                                                                        AS A MULTIPLE
                                                                                          OF EBITDA
                                                                  EV VALUE  CAPACITY  ----------------
 DATE             TARGET                  ACQUIROR     % BOUGHT    (US$MM)    (MW)    LTM      FORWARD
 -----------------------------------------------------------------------------------------------------
 8/27/99  Cogen Corp. of America    Calpine                80%      $383       463    13.0x       8.3x

 2/23/99  CE Generation Electric    El Paso Natural Gas    50%       861       410     4.7        6.8

10/30/98  Cogen Technologies        Enron                 100%     1,450     1,020    12.0         -

 3/18/98  Bechtel/US Gen            Cogentrix              15%       190       365     7.9        7.7

 2/18/97  Destec Energy             NGC Corp./AES         100%     1,207     2,970    16.5       12.2

 7/8/96   Falcon Seaboard           CalEnergy              88%       226       456    10.8        8.1
 -----------------------------------------------------------------------------------------------------


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PROJECT TRUST


COMPARABLE ACQUISITIONS ENTERPRISE VALUE REFERENCE RANGE
--------------------------------------------------------------------------------




(US$ IN MILLIONS, EXCEPT PER SHARE ITEMS)
-------------------------------------------------------------------------------------------
                                                MULTIPLE RANGE   IMPLIED ENTERPRISE VALUE
-------------------------------------------------------------------------------------------
LTM EBITDA                          $65.6        10.0x -  12.0x      $656    -     $787

2000 FORWARD EBITDA                 105.4         7.0x -   9.0x       738    -      949
-------------------------------------------------------------------------------------------

ENTERPRISE VALUE REFERENCE RANGE                                     $650    -     $780
-------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------

NOTE: All cases based on Trigen management forecasts. Based on Adjusted Case. LTM as of September 30, 1999.



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PROJECT TRUST

COMPARABLE COMPANIES TRADING ANALYSIS


----------------------------------------------------------------------------------------------------------------------------
                                                   ENTERPRISE VALUE AS A MULTIPLE OF
                                           ---------------------------------------------------        SHARE
                                                LTM              1999E               2000E           PRICE/EPS       LT EPS
                             ENTERPRISE    --------------    --------------     --------------    --------------     GROWTH
COMPANY                        VALUE       EBITDA    EBIT    EBITDA    EBIT     EBITDA    EBIT    1999E    2000E    RATE (E)
----------------------------------------------------------------------------------------------------------------------------
TRIGEN                        $   629        9.6X    15.3      8.4X    12.9       8.4X     12.4    21.4     14.4X    13.0%

Cogen Corp. of America(1)         415       11.3     17.1      7.2      9.5       6.5      8.2     10.8      7.4       NM

AES Corp.                      18,686       24.4     31.5     20.5     24.6      13.2     16.3     28.2     23.2     26.0%

Calpine Corp.                   5,816       26.3     36.9     27.4     35.8      20.5     26.7     53.5     42.3     27.1%
----------------------------------------------------------------------------------------------------------------------------

Note: As of January 14, 2000. All cases based on Trigen management forecasts. Trigen estimates per the Adjusted Case. Other estimates from First Call and selected equity analyst reports. LTM as of September 30, 1999.

(1) Cogen Corp. of America was acquired by Calpine Corp. on August 27, 1999; trading statistics as of August 26, 1999.


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COMPARABLE COMPANIES TRADING ENTERPRISE VALUE REFERENCE RANGE
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          (US$ IN MILLIONS, EXCEPT PER SHARE ITEMS)
-----------------------------------------------------------------------
                                AMV/EV MULTIPLE    IMPLIED ENTERPRISE
                                     RANGE               VALUE
-----------------------------------------------------------------------

EBITDA
  1999E              66.4         10.0 -12.0           663 - 796
  2000E             105.4          8.0 -10.0           843 -1,054

EBIT
  1999E              40.4         16.0 -18.0           646 - 727
  2000E              71.7         11.0 -12.0           788 - 860

NET INCOME
  1999E              11.7         21.0 -24.0           699 - 734
  2000E              17.0         17.0 -20.0           742 - 793
-----------------------------------------------------------------------
ENTERPRISE VALUE REFERENCE RANGE                      $670 -$770
-----------------------------------------------------------------------



--------------------------------------------------------------------------------
Note: All cases based on Trigen management forecasts. Based on Adjusted Case. LTM as of September 30,1999.




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PROJECT TRUST


VALUATION SUMMARY


     (US$ in Millions)
     -------------------------------------------------------------------------------------
     VALUATION METHODOLOGY     ENTERPRISE             AMV/1999E
                                  VALUE         -------------------------    AMV/2000E
                             REFERENCE RANGE    EBITDA            EBIT        EBITDA
     -------------------------------------------------------------------------------------
     DCF Analysis(1)

       Adjusted Case           $742 -$843      11.3x-12.9x    18.6x-21.2x     7.1x- 8.1x

       Management Case         $716 -$798      10.8x-12.0x    17.7x-19.7x     7.2x- 8.1x

       Limited Development     $630 -$703       9.5x-10.6x    15.6x-17.4x     6.0x- 6.6x


     Comparable Acquisitions   $650 -$780       9.8x-11.7x    16.0x-19.3x     6.1x- 7.4x

     Comparable Companies      $670 -$770      10.1x-11.6x    16.5x-19.0x     6.3x- 7.3x


     -------------------------------------------------------------------------------------

     PROPOSED PURCHASE PRICE      $763           11.5X          18.9X          7.2X
     AT $23.50 PER SHARE

     -------------------------------------------------------------------------------------
     (1) All cases based on Trigen management forecasts.



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